Filed pursuant to Rule 424(b)(3)

Registration Statement File No. 333-147770

PROSPECTUS SUPPLEMENT DATED JANUARY 16, 2008

TO

PROSPECTUS DATED DECEMBER 14, 2007

SOUTHERN TRUST SECURITIES HOLDING CORP.

This prospectus supplement should be read in conjunction with our prospectus dated December 14, 2007, and in particular the information described under the heading “Risk Factors” beginning on page 6 of the prospectus.

This prospectus supplement includes the attached Current Report on Form 8-K of Southern Trust Securities Holding Corp. filed with the Securities and Exchange Commission on January 16, 2008.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2008

SOUTHERN TRUST SECURITIES HOLDING CORP.
(Exact name of registrant as specified in charter)

Florida	000-52618	651001593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Almeria Ave., Coral Gables, Florida 33134
(Address of principal executive offices)

(305) 446-4800
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On January 15, 2008, Southern Trust Securities Holding Corp. (the “Corporation”) filed Amendment Number 5 to its Amended and Restated Articles of Incorporation, as Amended (the “Amendment”), with the Florida Department of State amending the Series C 8% Convertible Preferred Stock designation so that it authorizes the issuance of 2,500,000 shares of Series C 8% Convertible Preferred stock, comparable to the Series B 8% Convertible Preferred Stock designation, and eliminating the designation for the Corporation’s Series B 8% Convertible Preferred Stock, all of which shares were canceled with the closing of the issuer tender offer on December 31, 2007.   The Amendment became effective upon filing.

A copy of the Amendment is filed herewith as Exhibit 3(i)(5).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN TRUST SECURITIES HOLDING CORP.

Date: January 15, 2008	By:	/s/ Robert Escobio
Robert Escobio
Chief Executive Officer

EXHIBIT

Exhibit No.	Description
3(i)(5)	Amendment Number 5 to Amended and Restated Articles of Incorporation, as Amended.